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                             Tyco International Ltd.
                                   Cedar House
                                 41 Cedar Avenue
                             Hamilton HM 12, Bermuda
                                 (441) 292-2033



                                                                            NEWS



FOR IMMEDIATE RELEASE

CONTACT:                                           CONTACT:
David P. Brownell                                  George V. Flagg
Tyco International Ltd.                            Holmes Protection Group, Inc.
(603) 778-9700                                     (212) 629-1213


                 TYCO INTERNATIONAL TO ACQUIRE HOLMES PROTECTION

            ACQUISITION TO EXPAND TYCO'S COMMERCIAL SECURITY PRESENCE


         Hamilton, Bermuda, and New York, New York, December 29, 1997 -- Tyco International Ltd. (NYSE-TYC, LSE-TYI) (Tyco), a diversified manufacturing and service company, and Holmes Protection Group, Inc. (NASDAQ-HLMS) (Holmes), a provider of electronic security systems, announced today that they have entered into a definitive merger agreement pursuant to which Tyco will purchase, for cash, all of the outstanding common stock of Holmes for $17.00 per share.

         Holmes, headquartered in New York, NY, has revenues of $70 million and provides electronic security systems to over 65,000 commercial and residential customers throughout the United States with a strong presence in the Northeast. Over 50 percent of its revenues are from monitoring services, which provide a strong base of recurring revenue. Holmes will be integrated with Tyco's ADT Security Services.

         "Holmes is an excellent addition to our growing electronic security business. Their emphasis on industrial, commercial and institutional customers will enhance ADT's current position in this important market," said L. Dennis Kozlowski, Tyco's Chairman and Chief Executive Officer. "We will continue to grow our presence in the electronic security industry with a combination of internal growth coupled with acquisitions that are immediately accretive to our shareholders," he concluded.
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         Under the agreement, a subsidiary of Tyco will commence a tender offer to purchase all of Holmes' approximately 6.3 million shares of common stock outstanding for cash of $17.00 per share. The tender offer will be followed by a merger in which each of the remaining shares of Holmes will be exchanged for $17.00 in cash.

         The offer will be made pursuant to definitive offering documents which will be filed with the Securities and Exchange Commission. The offer is conditioned on the tender of a majority of the outstanding shares of common stock on a fully diluted basis, as well as certain other conditions.

         Tyco International Ltd., a diversified manufacturing and service company, is the world's largest manufacturer and installer of fire protection systems, the largest provider of electronic security services in North America and the United Kingdom and has strong leadership positions in disposable medical products, packaging materials, flow control products, electrical and electronic components and underwater telecommunications systems. The Company operates in more than 50 countries around the world and will have annual revenues of in excess of $12 billion.

FORWARD LOOKING INFORMATION

         Certain statements in this release are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward looking statements involve risks and uncertainties. In particular, any statements contained herein regarding the consummation and benefits of future acquisitions, as well as expectations with respect to future sales, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward looking statements include, among other things, overall economic and business conditions, the demand for the Company's goods and services, competitive factors in the industries in which the Company competes, changes in government regulation and the timing, impact and other uncertainties of future acquisitions.